SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): July 11, 2011

INOLIFE TECHNOLOGIES, INC.
 (Exact Name Of Registrant As Specified In Charter)

New York	0-50863	30-0299889
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

8601 SIX FORKS ROAD
SUITE 400
RALEIGH, NC 27615
(Current Address of Principal Executive Offices)

Phone number: 919-676-5334
 (Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01           Entry into a Material Definitive Agreement

On July 11, 2011, Inolife Technologies, Inc. (“InoLife”, “INOL” or the “Company”) entered into an agreement with the shareholders of STEMTIDE, INC. (“STEMTIDE”) to acquire all of its outstanding shares of common stock.  The principal asset of STEMTIDE is the perpetual fully paid and non-exclusive manufacturing and marketing rights to the STEMTIDE age reversing products through the United States, which products are licensed from an affiliate of the principal shareholders of InoLife.

STEMTIDE is a biotechnology company with manufacturing and marketing rights to the chemical free formulas for activation of endogenous “stem cells” in the skin and body, formulated exclusively from all natural ingredients.

Consideration for the acquisition was 50 million shares of INOL stock and residual payments of 10% of the gross profits derived from the sale of the Age-Reversing Products.

Item 3.02           Unregistered Sale of Equity Securities

In connection with the acquisition of STEMTIDE (see above), INOL issued 50 million of its shares of common stock to the STEMTIDE shareholders.

The securities issued to the STEMTIDE shareholders were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The securities contain a legend restricting transferability absent registration or applicable exemption.  The shareholders received current information about the Company and had the opportunity to ask questions about the Company.

Item 9.01           Financial Statements and Exhibits.

(to be filed by amendment)

(d)           Exhibits.

Exhibit No.	Description

10.1	Agreement of Sale (to be filed by amendment)
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INOLIFE TECHNOLOGIES, INC.

Date: July 14, 2011	By:	/s/ Gary Berthold
Gary Berthold
President

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